GEORESOURCES, INC. 5,360,000 Shares of Common Stock UNDERWRITING AGREEMENT
Dated: January 12, 2011

EXHIBITS

Exhibit A – Underwriters
Exhibit B – Subsidiaries of the Company
Exhibit C – List of Persons Subject to Lock-Up
Exhibit D – Form of Lock-Up Agreement
Exhibit E – Form of Opinion of Company Counsel
Exhibit F – Initial Securities to be Sold
Exhibit G – Option Securities Which May be Sold
Exhibit H-1 – Form of Opinions of Counsel to VILLCo Energy, L.L.C.
Exhibit H-2 – Form of Opinion of Counsel to Chandler Energy, LLC
Exhibit I – Price-Related Information
Exhibit J – Issuer General Use Free Writing Prospectuses

GEORESOURCES, INC.

5,360,000 Shares of Common Stock

UNDERWRITING AGREEMENT
January 12, 2011

Wells Fargo Securities, LLC

    As Representative of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

GeoResources, Inc., a Colorado corporation (the “Company”), and each of the shareholders of the Company named on Exhibit F hereto (collectively, the “Selling Shareholders” and each, a “Selling Shareholder”) confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company and the sale by the Selling Shareholders of a total of 5,360,000 shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company and the Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 804,000 additional shares of Common Stock to cover over-allotments, if any.  The Initial Securities to be purchased by the Underwriters and all or any part of the 804,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.”  Certain terms used in this Agreement are defined in Section 15 hereof.

The Company and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Commission two registration statements on Form S-3, including the related preliminary prospectus or prospectuses, which registration statements have become effective under the 1933 Act.  Such registration statements cover the registration of the Securities under the 1933 Act.  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a prospectus relating to the Securities in accordance with the provisions of Rule 430B and Rule 424(b).  The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time of the execution of this Agreement and any preliminary prospectuses that form a part thereof, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statements.  Each of the Initial Registration Statements and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statements or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the time of filing each Initial Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, at the date hereof and at the Closing Date, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(2) Registration Statements, Prospectus and Disclosure at Time of Sale.  No stop order suspending the effectiveness of the Registration Statements has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Securities made prior to the filing of the Initial Registration Statements by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c)) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times each Initial Registration Statement, any Rule 462(b) Registration Statement and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus) and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statements, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) in connection with sales of Securities, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus (including the prospectus or prospectuses filed as part of each Initial Registration Statement or any amendment thereto (including, without limitation, each Statutory Prospectus and the Prospectus)) complied and the Prospectus will comply when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the prospectus (including, without limitation, each Statutory Prospectus and the Prospectus) delivered to the Underwriters for use in connection with this offering (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The copies of the Initial Registration Statements and any Rule 462(b) Registration Statement and any amendments thereto and the copies of the Statutory Prospectuses, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” of any of the foregoing documents to the Underwriters includes, without limitation, electronic delivery.

As of the Applicable Time, neither (x) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectuses as of the Applicable Time and the information included on Exhibit I hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statements, the Statutory Prospectuses or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

At the time of filing each Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, as of the earliest time after the effective date of each Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

(3) Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statements and the Prospectus, at the respective times they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, as amended as of the date hereof, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, at the time such statements were or are made, not misleading.

(4) Independent Accountants.  Grant Thornton LLP issued an opinion on the financial statements of the Company incorporated by reference in the Registration Statements and the Prospectus, are independent registered public accountants as required by the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board of the United States.  Grant Thornton LLP has been appointed by an Audit Committee comprised entirely of independent directors of the Board of Directors of the Company.

(5) Reserve Engineer.  Cawley, Gillespie & Associates, Inc., whose report as of January 1, 2010 and dated February 22, 2010 (the “Reserve Report”) is contained or incorporated by reference in each Initial Registration Statement, the General Disclosure Package and the Prospectus, was as of the date of such report, and is, as of the date hereof, an independent reserve engineer and acts as independent reserve engineer with respect to the Company.  The information underlying the estimates of reserves of the Company and its subsidiaries contained in the General Disclosure Package and the Prospectus, which information was supplied by the Company to Cawley, Gillespie & Associates, Inc. for purposes of reviewing the Reserve Report and estimates of the Company and preparing the letter of Cawley, Gillespie & Associates, Inc., including production and costs of operation, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices.  Other than (i) the production of reserves in the ordinary course of business, (ii) intervening price fluctuations or (iii) as described in the General Disclosure Package and the Prospectus, the Company is not aware of any facts or circumstances that would result in a Material Adverse Effect (as defined below) in its proved reserves in the aggregate, or the aggregate present value of estimated future net revenues of the Company or the standardized measure of discounted future net cash flows therefrom, as described in the General Disclosure Package and the Prospectus and reflected in the reserve information as of the respective dates such information is given.  Except as described in each of the General Disclosure Package and the Prospectus, the General Disclosure Package, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows, complies and the Prospectus, including the oil and natural gas production and reserve information and estimates of future net revenues and discounted future net cash flows, will comply, in all material respects with the applicable requirements of Regulation S-X of the 1933 Act Regulations, Industry Guide 2 under the 1933 Act and Statement of Financial Accounting Standards Board No. 69, Disclosures about Oil and Petroleum Producing Activities, as amended to date (“SFAS 69”).

(6) Financial Statements.  The financial statements of the Company included in the Registration Statements, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, as applicable.  The supporting schedules, if any, included in the Registration Statements present fairly, in accordance with GAAP, the information required to be stated therein.  The information in the Statutory Prospectuses included in the General Disclosure Package and in the Prospectus under the caption “Summary – Summary Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statements and the Prospectus.  All disclosures contained in the Registration Statements, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable.

(7) No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statements, the General Disclosure Package or and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(8) Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Colorado and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statements, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Texas) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(9) Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statements and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto and Exhibit B accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(10) Capitalization.  The authorized, issued and outstanding capital stock of the Company (including the Securities to be sold by the Selling Shareholders to the Underwriters under this Agreement) is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Statutory Prospectuses included in the General Disclosure Package and in the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option or stock purchase plans referred to in the Statutory Prospectuses included in the General Disclosure Package and in the Prospectus or pursuant to the exercise of options referred to in the Statutory Prospectuses included in the General Disclosure Package and in the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any shareholder of the Company or any other person.

(11) Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(12) Authorization of Securities.  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person.

(13) Description of Securities.  The Common Stock, the authorized but unissued Preferred Stock and the Company’s articles of incorporation and bylaws conform in all material respects to all of the respective statements relating thereto contained in the General Disclosure Package and the Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.

(14) Material Contracts.  Each contract, document or other agreement described or referred to in the Registration Statements, the General Disclosure Package and the Prospectus is in full force and effect and is valid and enforceable by and against the parties thereto in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.  Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement.

(15) Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statements, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations.

(16) Absence of Labor Dispute.  No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, may reasonably be expected to result in a Material Adverse Effect.

(17) Absence of Proceedings.  There is no action, suit, or proceeding before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, any inquiry or investigation or threatened action, suit or proceeding, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statements (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statements, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(18) Accuracy of Descriptions and Exhibits.  The information in the Statutory Prospectuses included in the General Disclosure Package and in the Prospectus under the caption “Description of Capital Stock” and the information in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 under the captions “Business – Environmental Regulation,” “Risk Factors – Compliance with environmental laws and regulations may require us to spend significant resources” and “Legal Proceedings,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s articles of incorporation or bylaws or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statements, the General Disclosure Package and the Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statements, the Statutory Prospectuses included in the General Disclosure Package or in the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(19) Possession of Intellectual Property.  The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as proposed to be conducted; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(20) Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder or creditor of the Company, (C) no waiver or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Company of its obligations under this Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statements, the General Disclosure Package and the Prospectus, except such as have been already obtained under the 1933 Act or the 1933 Act Regulations or such as may be required under state securities laws and except for official notice of issuance to NASDAQ.

(21) Possession of Licenses and Permits.  The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(22) Title to Property.  The Company and its subsidiaries have (i) Defensible (as defined below) title to all its interests in its producing natural gas and oil properties (including oil and gas wells, producing leasehold interests and appurtenant personal property) described in the General Disclosure Package and the Prospectus as owned by it, (ii) investigated title in accordance with customary industry procedures prior to acquiring any non-producing leasehold properties (including undeveloped locations or leases held by production, and those leases not held by production and including exploration prospects) described in the General Disclosure Package and the Prospectus as owned by it, (iii) good and indefeasible title to its other real property as described in the General Disclosure Package and the Prospectus as owned by it and (iv) good title to its personal property as described in the General Disclosure Package and the Prospectus as owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statements, the General Disclosure Package and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, and all such leases and subleases are in full force and effect.  Neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.  As used herein, “Defensible” means, with respect to title to the producing properties (including oil and gas wells and producing leasehold interests) described in the General Disclosure Package and the Prospectus as being owned by the Company or its subsidiaries, that the Company and its subsidiaries (1) are entitled to receive not less than the net revenue interests of such properties as set forth in the Reserve Report of all hydrocarbons and minerals produced, saved and marketed from such properties, and proceeds thereof, all without reduction, suspension or termination of such interests throughout the productive life of such properties, and (2) are obligated to bear a share of the costs and expenses relating to the maintenance, exploration, drilling, completion, development, operation, plugging and abandonment of such properties not greater than the working interests of such properties as set forth in the Reserve Report, without increase throughout the life of such properties.

(23) Royalty Payments.  As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and gas leases constituting the oil and gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners), and no material amount of proceeds from the sale or production attributable to the oil and gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of the subsidiaries, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or its subsidiaries in their oil and gas properties, except where such claims could not, individually or in the aggregate, have a Material Adverse Effect on the Company or any of its subsidiaries.

(24) Rights-of-Way.  Each of the Company and its subsidiaries have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the General Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package and the Prospectus and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; none of such rights-of-way contains any restriction that is materially burdensome to the Company and its subsidiaries, taken as a whole.

(25) Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.

(26) Environmental Laws.  Except as described in the Registration Statements, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(27) Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statements or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act.  There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement.

(28) Parties to Lock-Up Agreements.  Each of the persons listed on Exhibit C hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit D hereto.  Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company.

(29) NASDAQ Global Select Market.  The outstanding shares of Common Stock are listed on the NASDAQ Global Select Market and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NASDAQ Global Select Market.

(30) FINRA Affiliations.  Except as disclosed by the Company or its officers, directors or affiliates in writing to Wells Fargo, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the one hundred eightieth (180th) day immediately preceding the date each Initial Registration Statement was initially filed with the Commission, except as set forth in the Initial Registration Statements and the Prospectus.

(31) FINRA Matters.  The Company was, at the time each Initial Registration Statement was first filed with the Commission, and at all times since June 11, 2010 has been eligible to use Form S-3 pursuant to the standards for that form in effect immediately prior to October 21, 1992.  The Company has filed all the material required to be filed pursuant to Section 13, 14 or 15(d) of the 1934 Act for a period of at least 36 calendar months immediately preceding the filing of the Registration Statements and the Company has filed in a timely manner all reports required to be filed under the 1934 Act during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statements.

(32) Bona Fide Public Market.  For at least 90 calendar days immediately preceding the filing of each Initial Registration Statement with the Commission, the Common Stock has been listed on and in compliance with the requirements for continued listing on the NASDAQ Capital Market or the NASDAQ Global Select Market, as applicable.  The Common Stock has traded at a price of five dollars or more per share in at least 20 of the 30 trading days immediately preceding the filing of the Initial Registration Statements.  The Company has been reporting under the 1934 Act for at least 90 days and is current in its reporting requirements, and its Common Stock is traded on a national securities exchange with an Average Daily Trading Volume of the Common Stock (as provided by Regulation M) of at least $1 million.  As of the date hereof, the public float value of the Common Stock is at least $150 million.

(33) Tax Returns.  The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(34) Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company, any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(35) Accounting Controls and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statements, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(36) Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(37) Pending Proceedings and Examinations.  The Registration Statements are not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(38) Absence of Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(39) Statistical and Market-Related Data.  Any statistical, demographic and market-related data included in the Registration Statements, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statements, the General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(40) Foreign Corrupt Practices Act.  Neither the Company or any of it subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries, and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(41) Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(42) OFAC.  Neither the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by OFAC; and the Company will not directly or indirectly use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(43) ERISA Compliance.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur:  (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; (ii) a material increase in the Company’s “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

(44) Lending Relationship.  Except as disclosed in the Registration Statements, the General Disclosure Package or the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Common Stock hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(45) Change in Law.  To the knowledge of the Company, no change in any laws or regulations is pending that could reasonably be expected to be adopted and, if adopted, is reasonably expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in each of the General Disclosure Package and the Prospectus.

(46) Customers.  No customer of or supplier to the Company or any of its subsidiaries has ceased purchases or shipments of merchandise to the Company or indicated, to the Company’s knowledge, an interest in decreasing or ceasing its purchases from the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, singly or in the aggregate, result in a Material Adverse Effect.

(47) Stop Transfer Instructions.  The Company has, with respect to any Common Stock (other than the Securities to be sold pursuant to this Agreement) or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit D hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wells Fargo.

(b) Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1) Accurate Disclosure. Such Selling Shareholder has reviewed and will review, and is and will be familiar with, the Initial Registration Statements as originally filed with the Commission and all amendments thereto, if any, with any Rule 462(b) Registration Statement and all amendments thereto, if any, and with each preliminary prospectus and the Prospectus and any amendments or supplements thereto, if any, and the General Disclosure Package. At the respective times each Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment thereto became or becomes effective, at any time subsequent to the effective date of each Initial Registration Statement that the Company filed an Annual Report on Form 10-K or Form 10-K/A with the Commission, at the Applicable Time, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities, the information relating to such Selling Shareholder (including the information with respect solely to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the Initial Registration Statements or any Rule 462(b) Registration Statement (or in any amendments thereto) or in any preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in the General Disclosure Package did not and will not contain an untrue statement of a material fact and did not and will not omit to state a material fact necessary in order to make such information not misleading; all information furnished or confirmed (in each case in writing) by or on behalf of such Selling Shareholder for use in the Registration Statements (or any amendment thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in the General Disclosure Package is and will be true, complete and correct; and such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder under this Agreement by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.  The preceding sentence applies only to a Selling Shareholder to the extent that any statements in or omissions from each Initial Registration Statement or any Rule 462(b) Registration Statement (or in any amendments thereto) or in any preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in the General Disclosure Package are made in reliance on and in conformity with written information relating to the Selling Shareholder furnished or confirmed (in each case in writing) to the Company by the Selling Shareholder specifically for use  therein, it being understood and agreed that only such information furnished or confirmed (in each case in writing) by the Selling Shareholders consists of the Selling Shareholder’s name, the nature of any position, office, or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of the Company’s Common Stock held by the Selling Shareholder before and after the offering (excluding percentages) and its plan to sell the Initial Securities (and, if applicable, the Option Securities) applicable to such Selling Shareholder pursuant to this Agreement as set forth in the General Disclosure Package and the Prospectus under the caption “Selling Shareholders.”

(2) Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by such Selling Shareholder.

(3) Power of Attorney; Custody Agreement.  Such Selling Shareholder has duly authorized (if applicable), executed and delivered a Power of Attorney (a “Power of Attorney” and, with respect to such Selling Shareholder, “its Power of Attorney”) appointing each of Frank A. Lodzinski and Howard E. Ehler as such Selling Shareholder’s attorney-in-fact (with respect to such Selling Shareholder, collectively, the “Attorneys-in-Fact” and, individually, an “Attorney-in-Fact”), and a Letter of Transmittal and Custody Agreement (a “Custody Agreement” and, with respect to such Selling Shareholder, “its Custody Agreement”) with Wells Fargo Shareowner Services, as custodian (the “Custodian”); each of its Power of Attorney and its Custody Agreement constitutes a valid and binding obligation of such Selling Shareholder, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; each of such Selling Shareholder’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement and the certificates referred to in Sections 5(l) and 5(n) hereof on behalf of such Selling Shareholder, to determine the purchase price to be paid by the Underwriters to such Selling Shareholder for the Securities to be sold by such Selling Shareholder under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by such Selling Shareholder under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement and the transactions contemplated hereby.

(4) Good Standing.  If such Selling Shareholder is not a natural person, such Selling Shareholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and such Selling Shareholder is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business.

(5) Power and Authority.  Such Selling Shareholder has full right, power and authority to execute, deliver and perform its obligations under this Agreement, its Power of Attorney and its Custody Agreement and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.

(6) Non-Contravention.  The execution, delivery and performance of this Agreement, its Power of Attorney and its Custody Agreement by such Selling Shareholder and the consummation of the transactions contemplated by this Agreement, its Power of Attorney and its Custody Agreement (including the sale and delivery of the Securities to be sold by such Selling Shareholder pursuant to this Agreement), and compliance by such Selling Shareholder with its obligations under this Agreement, its Power of Attorney and its Custody Agreement, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any of the Securities to be sold by such Selling Shareholder under this Agreement or any other property or assets of such Selling Shareholder or any of its subsidiaries (if any) pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries (if any) is a party or by which such Selling Shareholder or any of its subsidiaries (if any) is bound or to which any of the property or assets of such Selling Shareholder or any of its subsidiaries (if any) is subject, nor will such action result in any violation of the provisions of the Organizational Documents of such Selling Shareholder or any of its subsidiaries (if any) or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its subsidiaries (if any) or any of their respective assets, properties or operations.

(7) Good and Marketable Title.  Such Selling Shareholder is the sole legal, record and beneficial owner of the Securities to be sold by such Selling Shareholder under this Agreement and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, and such Securities are and, until delivery thereof to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, will be free and clear of all Liens other than pursuant to this Agreement; upon payment of the consideration for the Securities to be sold by such Selling Shareholder as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriters maintained with The Depository Trust Company, each of the Underwriters will become the legal owner of the Securities purchased by it from such Selling Shareholder, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (the “UCC”))  with respect to such Securities, each of the Underwriters will acquire a “security entitlement”  (within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased by such Underwriter from such Selling Shareholder, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be successfully asserted against such Underwriter with respect to such Securities.

(8) Absence of Rights of First Refusal.  The Securities to be sold by such Selling Shareholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Securities other than pursuant to this Agreement.

(9) Absence of Manipulation.  Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(10) Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any stockholder (or other equity owner), if any, or creditor of such Selling Shareholder, and (C) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the execution or delivery by such Selling Shareholder of, or the performance by such Selling Shareholder of its obligations under, this  Agreement, its Custody Agreement or its Power of Attorney, for the sale and delivery by such Selling Shareholder of the Securities to be sold by it under this Agreement, or for the consummation by such Selling Shareholder of the other transactions contemplated by this Agreement, its Custody Agreement or its Power of Attorney, except such as may be required under the 1933 Act or the 1933 Act Regulations or state securities sky laws.

(11) [Intentionally Omitted].

(12) Certificates Suitable for Transfer.  The Securities to be sold by such Selling Shareholder pursuant to this Agreement, in book-entry form, together with duly executed stock powers endorsed in blank by such Selling Shareholder with signatures guaranteed, have been placed in custody with the Custodian for the purpose of effecting delivery hereunder and thereunder.

(13) Absence of Preemptive Rights.  Such Selling Shareholder does not have any preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire any of the Securities that are to be sold by the Company or any of the other Selling Shareholders pursuant to this Agreement.

(14) No Undisclosed Material Information.  The sale of the Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the General Disclosure Package.

(c) Representations and Warranties by Chandler Energy, LLC.  Chandler Energy, LLC represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows

(1) Material Agreements.  Chandler Energy LLC is not party to any franchise, contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other instrument or agreement that is material to the condition, financial or otherwise, or the earnings, business affairs or business prospects of Chandler Energy L.L.C. and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, other than the Operating Agreement, effective as of July 27, 2000 of Chandler Energy L.L.C..

(d) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company and the Selling Shareholders, at the price of $23.75 per share (the “Purchase Price”), that proportion of the number of Initial Securities set forth in Schedule H opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as the Representative in their sole discretion shall make to eliminate any sales or purchases of fractional Securities.  The price at which the Initial Securities shall be offered to the public is $25.00 per share.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each of the Selling Shareholders, severally and not jointly, hereby grants an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth in Exhibit I opposite the names of the Company and the Selling Shareholders at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, the Company and each of the Selling Shareholders, severally and not jointly, will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Exhibit I opposite the name of the Company or such Selling Shareholder, as the case may be, bears to the total number of Option Securities set forth in Exhibit I, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Latham & Watkins LLP, 717 Texas Avenue, 16th Floor, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on January 19, 2011 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to a single bank account at the Custodian, which account shall be designated by the Custodian, and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Wells Fargo, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration.   Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than noon (Eastern time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3. Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests; Payment of Filing Fees.   The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and will notify the Representative immediately, and confirm the notice in writing, (i) when any Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statements or new registration statement relating to the Securities shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statements or the filing of a new registration statement (including, without limitation, any request for any amendment or supplement to the documents incorporated or deemed to be incorporated by reference therein) or any amendment or supplement to the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statements or such new registration statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statements and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments.  The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statements (including any filing under Rule 462(b)) or new registration statement relating to the Securities or any amendment, supplement or revision to either any preliminary prospectus (including any prospectus included in either Initial Registration Statement or amendment thereto at the time it became effective) or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.  The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Initial Registration Statements and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and signed copies of all consents and certificates of experts.  The copies of the Initial Registration Statements and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise).  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statements or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statements or to file a new registration statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment, supplement or new registration statement as may be necessary to correct such statement or omission or to comply with such requirements, the Company will use its best efforts to have such amendment or new registration statement declared effective as soon as practicable (if it is not an automatic shelf registration statement with respect to the Securities) and the Company will furnish to the Underwriters such number of copies of such amendment, supplement or new registration statement as the Underwriters may reasonably request.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statements or any other registration statement relating to the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Wells Fargo and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission and, if required in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly file such Issuer Free Writing Prospectus with the Commission.  The Company will retain, in accordance with the 1933 Act and the 1933 Act Regulations, all Issuer Free Writing Prospectuses not required to be filed with the Commission pursuant to the 1933 Act and the 1933 Act Regulations.

(f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(i) Listing.   The Company will use its best efforts to effect the listing of the Securities on the NASDAQ Global Select Market.

(j) Restriction on Sale of Securities.  During the Lock-Up Period, the Company will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock (other than registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to stock option plans and stock purchase plans described in clause (2) of the next paragraph), or

(iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in (i) or (iii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.  Moreover, if:

(1)           during the last 17 days of the Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)           prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-Up Period shall be extended and the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wells Fargo:

(1)           issue Securities to the Underwriters pursuant to this Agreement,

(2)            issue shares, and options to purchase shares, of Common Stock pursuant to stock option plans as described in the Prospectus under the caption “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End—Option Grants in Last Two Fiscal Years,” as those plans are in effect on the date of this Agreement, and

(3)           issue shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under stock option plans referred to in clause (2) above, as those stock options and plans are in effect on the date of this Agreement, provided, however, that in the case of any issuance described in clause (3) above, it shall be a condition to the issuance that each recipient executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to the date of such issuance, a written agreement, in substantially the form of Exhibit D to this Agreement and otherwise satisfactory in form and substance to Wells Fargo.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare a prospectus containing the Rule 430B Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file or transmit for filing with the Commission, in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), copies of the prospectus.

(m) New Registration Statements.  The 2010 Registration Statement relating to the Securities initially became effective within three years of the date hereof.  If, immediately prior to the third anniversary of the effective date of the 2010 Registration Statement (the “Renewal Deadline”), any of the Securities remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so, a new registration statement relating to the Securities, in a form satisfactory to the Representative, will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References in this Agreement to the Registration Statements shall include such new shelf registration statement.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this Agreement (except for expenses payable by the Selling Shareholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statements (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the word processing, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (xi) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ Global Select Market, and (xii) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel).

(b) Expenses of the Selling Shareholders.  Each Selling Shareholder, severally, will pay the following expenses incident to the performance of its obligations under this Agreement: (i) any stock transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Shareholder hereby authorizes the payment of any such amounts by deduction from either the proceeds of the Securities to be sold by such Selling Shareholder under this Agreement or from any funds from time to time held for the account of such Selling Shareholder by the Custodian), (ii) the fees and disbursements of its counsel and accountants, and (iii) underwriting discounts and commissions with respect to the Securities sold by it to the Underwriters.

(c) Allocation of Expenses.  Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Selling Shareholders have made or may make for the allocation or sharing of such expenses and costs.

(d) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or (v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statements. The Registration Statements, including any Rule 462(b) Registration Statement, has become effective and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statements shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B).  The Company shall have provided evidence satisfactory to the Representative of such timely filing.

(b) Opinion and 10b-5 Statement of Counsel for Company. On the Closing Date, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of Closing Date and addressed to the underwriters, of Jones & Keller, P.C., counsel for the Company (“Company Counsel”), in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto.

(c) Opinion and 10b-5 Statement of Counsel for Underwriters. On the Closing Date, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of Closing Date, of Latham & Watkins LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d) Officers’ Certificate. On the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representative shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President or Senior Vice President of the Company and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statements has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Grant Thornton LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statements or the Prospectus.

(f) Bring-down Accountant’s Comfort Letter. On the Closing Date, the Representative shall have received from Grant Thornton LLP a letter, dated as of Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) Engineer’s Comfort Letter.  At the time of the execution of this Agreement, the Representative shall have received from Cawley, Gillespie & Associates, Inc. a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, (A) confirming that they are an independent petroleum engineering firm, (B) confirming, as of such date, their estimates contained in the Reserve Report, as of its date, with respect to:  (i) the estimated quantities of the Company’s proved net reserves, (ii) the future net revenues from those reserves, (iii) their present value as set forth in the General Disclosure Package and the Prospectus and (iv) such related matters as the Representative shall request.

(h) Bring-down Engineer’s Comfort Letter.  On the Closing Date, the Representative shall have received from Cawley, Gillespie & Associates, Inc. a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section.

(i) Approval of Listing. On the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been approved for listing on the NASDAQ Global Select Market, subject only to official notice of issuance.

(j) Lock-up Agreements.  Prior to the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons listed in Exhibit C hereto.

(k) Opinion of Counsel for the Selling Shareholders.  At the Closing Date, the Representative shall have received the favorable opinion, dated as of the Closing Date, of counsels for each Selling Shareholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit H-1 and Exhibit H-2 hereto, as applicable, and to such further effect as counsel to the Underwriters may reasonably request.

(l) Certificate of Selling Shareholders. At the Closing Date, the Representative shall have received a certificate signed by an Attorney-in-Fact on behalf of the Selling Shareholders, dated as of the Closing Date, to the effect that (i) the representations and warranties of each Selling Shareholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) each such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iii) each Selling Shareholder has reviewed and is familiar with the General Disclosure Package and the Prospectus and any amendments or supplements thereto and the information relating to such Selling Shareholder (including the information with respect to such Selling Shareholder’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by such Selling Shareholder) that is set forth in the General Disclosure Package and the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading.  The preceding clause (iii) applies only to a Selling Shareholder to the extent that any statements in or omissions from the Prospectus (or in any amendments or supplements thereto) or in the General Disclosure Package are made in reliance on and in conformity with written information relating to the Selling Shareholder furnished or confirmed (in each case in writing) to the Company by the Selling Shareholder specifically for use  therein, it being understood and agreed that the only such information furnished or confirmed (in each case in writing) by the Selling Shareholders consists of the Selling Shareholder’s name, the nature of any position, office, or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of the Company’s Common Stock held by the Selling Shareholder before and after the offering (excluding percentages) and its plan to sell the Initial Securities (and, if applicable, the Option Securities) applicable to such Selling Shareholder pursuant to this Agreement as set forth in the General Disclosure Package and the Prospectus under the caption “Selling Shareholders.”

(m) Tax Forms.  Prior to the Closing Date, the Representative shall have received a properly completed and executed United States Treasury Department Form W-9 or W-8 (or other applicable form) from each of the Selling Shareholders.

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:

(1) Officers’ Certificate.  A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2) Opinion and 10b-5 Statement of Counsel for Company.  The favorable opinion and 10b-5 statement of Company Counsel in form and substance satisfactory to counsel for the Underwriters and addressed to the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date.

(3) Opinion and 10b-5 Statement of Counsel for Underwriters.  The favorable opinion and 10b-5 statement of Latham & Watkins LLP, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4) Bring-down Accountant’s Comfort Letter.  A letter from Grant Thornton LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Option Closing Date.

(5) Bring-down Engineer’s Comfort Letter.  A letter from Cawley, Gillespie & Associates, Inc., in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(h) hereof.

(6) Opinion of Counsel for Selling Shareholders.  The favorable opinion of counsels for each Selling Shareholder, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(k) hereof.

(7) Certificate of Selling Shareholders.  A certificate, dated such Option Closing Date, signed by an Attorney-in-Fact on behalf of the Selling Shareholders, to the effect set forth in Section 5(l) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(o) Additional Documents. At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Selling Shareholder, and each Underwriter and its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Wells Fargo expressly for use in the Registration Statements (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing).

(b) Indemnification by Selling Shareholders.  Each Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, each of its officers who signed the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished or confirmed (in each case in writing) to the Company by or on behalf of such Selling Shareholder expressly for use in the Registration Statements (or any amendment thereto) or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished or confirmed (in each case in writing) by the Selling Shareholders consists of the Selling Shareholder’s name, the nature of any position, office, or other material relationship which the Selling Shareholder has had within the past three years with the Company or any of its predecessors or affiliates, the number of shares of the Company’s Common Stock held by the Selling Shareholder before and after the offering (excluding percentages) and its plan to sell the Initial Securities (and, if applicable, the Option Securities) applicable to such Selling Shareholder pursuant to this Agreement as set forth in the General Disclosure Package and the Prospectus under the caption “Selling Shareholders.”

(c) Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statements (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Wells Fargo expressly for use therein.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters, each of their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wells Fargo; counsel to each Selling Shareholder shall be selected by such Selling Shareholder; and, counsel to the Company, its directors, each of its officers who signed the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters, each of their Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Shareholders, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statements and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the Company and the Selling Shareholders with respect to indemnification of each other or contribution between themselves.

SECTION 7. Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be liable for the acts of the other Selling Shareholder and no Selling Shareholder will be required to contribute an amount in excess of the product of (i) the number of Securities sold by the Selling Shareholder pursuant to this Agreement and (ii) the public offering price per Security.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statements, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, its Affiliates, its selling agents or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Shareholder, and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ Global Select Market, or if trading generally on the American Stock Exchange or the NYSE or in the NASDAQ Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company and the Selling Shareholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Shareholders to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statements or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representative at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York, 10152, Attention of Equity Syndicate.  Notices to the Company shall be directed to it at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090, Attention of Chief Executive Officer.  Notices to the Selling Shareholders shall be directed to them in care of Frank Lodzinski as Attorney-in-Fact c/o GeoResources, Inc., 110 Cypress Station Drive, Suite 220, Houston, Texas 77090.

SECTION 12. Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Shareholders and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 8:00 a.m. (New York time) on January 13, 2011 or such other time as agreed by the Company and Wells Fargo.

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder with respect to a Plan.

“Existing Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of July 13, 2009 among the Company, Wachovia Bank, National Association, as administrative agent, and the other parties thereto, as amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“GAAP” means United States generally accepted accounting principles.

“Initial Registration Statements” means the Company’s registration statement on Form S-3 (Registration No. 333-170832), at the time it became effective, including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act, together with the Company’s registration statement on Form S-3 (Registration No. 333-144831), at the time it became effective, including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit J hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its articles of incorporation and bylaws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the Rule 430B Information.

 “Registration Statements” means the Initial Registration Statements including the documents otherwise deemed to be a part thereof or included therein by 1933 Act Regulations.

“Regulation M” means Regulation M under the 1934 Act.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.  For purposes of Section 1(b)(6), “Repayment Event” means, with respect to each Selling Stockholder, any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness of such Selling Stockholder (or any person acting on such Selling Stockholder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

 “Rule 163,” “Rule 164,” “Rule 401,” “Rule 405,” “Rule 424(b),” “Rule 430B,” “Rule 433,” and “Rule 462” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in the Prospectus that was omitted from the Initial Registration Statements at the time it became effective but is deemed to be part of and included in the Initial Registration Statements pursuant to Rule 430B.  All references herein to the Registration Statements, the Initial Registration Statements, or any Rule 462(b) Registration Statement as of any date shall include all Rule 430B information as of such date.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at the time such registration statement became effective.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Statutory Prospectuses” as of any time means the respective prospectuses relating to the Securities that are included in the Registration Statements immediately prior to that time, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

“Subject Instruments” means the Existing Credit Agreement.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“1939 Act Regulations” means the rules and regulations of the Commission under the 1939 Act.

“2010 Registration Statement” means the Company’s registration statement on Form S-3 (Registration No. 333-170832), at the time it became effective, including the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act

All references to the Registration Statements, the Initial Registration Statements, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statements, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statements, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statements, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statements, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16. Permitted Free Writing Prospectuses.  Each of the Company and the Selling Shareholders, severally and not jointly, represents, warrants and agrees that, unless it obtains the prior consent of Wells Fargo, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and Wells Fargo, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission or, in the case of such Selling Shareholder, whether or not required to be filed with the Commission.  Any such free writing prospectus consented to by Wells Fargo or by the Company and Wells Fargo, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and the Selling Shareholders, severally and not jointly, represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, nothing in this Section 16 shall restrict the Company from making any filings required under the 1934 Act or 1934 Act Regulations.

SECTION 17. Absence of Fiduciary Relationship. Each of the Company and the Selling Shareholders, severally and not jointly, acknowledges and agrees that:

(a) Each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Selling Shareholders, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Underwriters have advised or is advising the Company or any of the Selling Shareholders on other matters;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representative;

(c) it is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Shareholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf  or in right of it or the Company, including stockholders, employees or creditors of Company.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

Very truly yours,

GEORESOURCES, INC.

By  /s/ Frank A. Lodzinski
Name:  Frank A. Lodzinski

Title:  President

CHANDLER ENERGY, LLC

By  /s/ Frank A. Lodzinski
Name:  Frank A. Lodzinski

Attorney-in-Fact

VILLCO ENERGY, L.L.C.

By:  VILLCo Services, L.L.C., its Manager

By: VILLCO Management, L.L.C., its Manager

By  /s/ Frank A. Lodzinski
Frank A. Lodzinski
Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By  /s/ David Herman
       Authorized Signatory

For themselves and as Representative of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC	2,948,000
C. K. Cooper & Company, Inc.	536,000
Rodman & Renshaw, LLC	536,000
Johnson Rice & Company L.L.C.	402,000
Madison Williams and Company LLC	402,000
BMO Capital Markets Corp.	268,000
Global Hunter Securities, LLC	268,000
Total	5,360,000

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity	Managing Member/ General Partner
Southern Bay Energy, LLC	Texas	Limited Liability Company	GeoResources, Inc.
Southern Bay Operating, L.L.C.	Texas	Limited Liability Company	Southern Bay Energy, LLC
G3 Energy, LLC*	Colorado	Limited Liability Company	GeoResources, Inc.
G3 Operating, LLC*	Colorado	Limited Liability Company	GeoResources, Inc.
Western Star Drilling Company	North Dakota	Corporation	N/A
Catena Oil & Gas LLC	Texas	Limited Liability Company	Southern Bay Energy, LLC
SBE Partners, LP	Texas	Limited Partnership	Catena Oil & Gas LLC
OKLA Energy Partners, LP	Texas	Limited Partnership	Catena Oil & Gas LLC

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

1.  Frank A. Lodzinski
2.  Collis P. Chandler
3.  Jay F. Joliat
4.  Bryant W. Seaman, III
5.  Michael A. Vlasic
6.  Nick L. Voller
7.  Donald J. Whelley
8.  Francis M. Mury
9.  Robert J. Anderson
10.  Howard E. Ehler
11.  Vlasic FAL, L.P. (Beneficial Owner of 5% or more)
12.  VILLCo Energy, LLC (Beneficial Owner of 5% or more)
13.  Chandler Energy, LLC (Beneficial Owner of 5% or more)

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

GeoResources, Inc.

Public Offering of Common Stock

Dated as of January ____, 2011

Wells Fargo Securities, LLC
As Representative of the several Underwriters
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between GeoResources, Inc., a Colorado corporation (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), as representative or one of the representatives of a group of underwriters (the “Underwriters”), and the other parties thereto (if any), relating to a proposed underwritten public offering of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Wells Fargo, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or preferred stock or other capital stock (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other Capital Stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other Capital Stock, other securities, in cash or otherwise.  Moreover, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2)	prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period,

the Lock-up Period shall be extended and the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wells Fargo waives, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wells Fargo, enter into a Rule 10b5-1 plan, so long as such plan is not publicly announced and sales would not commence until after the expiration of the Lock-Up Period (as the same may be extended as described below) or transfer any Common Stock or other Capital Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other Capital Stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts, or by will or intestacy, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Wells Fargo, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Wells Fargo, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock by the undersigned during the Lock-Up Period (as the same may be extended as described above), the undersigned shall include a statement in such report to the effect that such transfer or distribution is not a transfer for value and, in the case of any transfer pursuant to clause (1), that such transfer is being made as a gift or by will or intestacy, as the case may be, and, in the case of any transfer pursuant to clause (2), that such transfer is being made to the partners or members, as the case may be, of the applicable partnership or limited liability company, as the case may be.  For purposes of this paragraph, “immediate family” shall mean a spouse, lineal descendent, father, mother, brother or sister of the undersigned.

The undersigned further agrees that (i) it will not, during the Lock-Up Period (as the same may be extended as described above), make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock, and (ii) the Company may, with respect to any Common Stock or other Capital Stock or any securities convertible into or exercisable or exchangeable for Common Stock or other Capital Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as the same may be extended as described above).

In addition, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

Any Common Stock received upon the exercise of options will also be subject to this Agreement, provided that nothing contained herein shall limit or restrict the ability of the undersigned to exercise any such options.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If (i) the Underwriting Agreement is not executed by the parties thereto prior to January 31, 2011 or (ii) the Underwriters receive written notice from an authorized officer of the Company that the Company has determined not to pursue or consummate the public offering of Common Stock described herein, then this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

The foregoing provisions are inapplicable, however, to the offer and sale of Common Stock by the undersigned and its affiliates as a Selling Shareholder pursuant to the Underwriting Agreement.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

E-1

EXHIBIT F
Number of Initial Securities to be Sold
Company	4,500,000
Selling Shareholders:
Chandler Energy, LLC	430,000
VILLCo Energy, L.L.C.	430,000
Total	5,360,000

F-1

EXHIBIT G
Number of Option Securities Which May Be Sold
Company	675,000
Selling Shareholders:
Chandler Energy, LLC	64,500
VILLCo Energy, L.L.C.	64,500
Total	804,000

G-1

EXHIBIT H-1

FORM OF OPINIONS OF COUNSEL TO VILLCO ENERGY, L.L.C.

H-1-1

EXHIBIT H-2

FORM OF OPINION OF COUNSEL TO CHANDLER ENERGY, LLC

H-2-1

EXHIBIT I

PRICE-RELATED INFORMATION

Issue price:  $25.00 per share

Shares offered:  4,500,000 primary, 860,000 secondary

Over-allotment option: 675,000 primary, 129,000 secondary

Trade date:  January 13, 2011

Settlement date:  January 19, 2011

I-1

EXHIBIT J

ISSUER GENERAL USE FREE WRITING PROSPECTUS

Free Writing Prospectus dated January 10, 2011

J-1